                    [LETTERHEAD OF KELLER & COMPANY, INC.]


October 2, 1997

Re:  Valuation Appraisal of Richmond County Financial Corp.
     Richmond County Savings Bank
     Staten Island, New York

We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form 86-AC to be filed by Richmond County Savings Bank and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form S-1 to be filed by Richmond County Financial Corp. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form 86-AC and any amendments thereto and in the notice and Application for Conversion filed by the Richmond County Savings Bank, Staten Island, New York.

Very truly yours,

KELLER & COMPANY, INC.

by:  /s/ Michael R. Keller
   ----------------------------
   Michael R. Keller
   President
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                    [LETTERHEAD OF KELLER & COMPANY, INC.]


October 2, 1997

The Board of Trustees
Richmond County Savings Bank
1214 Castleton Avenue, West New Brighton
Staten Island, New York 10310-1702

Re: Subscription Rights -- Conversion of Richmond County Savings Bank Staten Island, New York

Gentlemen:

The purpose of this letter is to provide an opinion of the value of the subscription rights of the "to be issued" common stock of Richmond County Financial Corp. ("Richmond Corp." or the "Corporation"), Staten Island, New York in regard to the conversion of Richmond County Savings Bank ("Richmond" or the "Bank") from a state-chartered mutual savings bank to a state-chartered stock savings bank.

Because the Subscription Rights to purchase shares of Common Stock in Richmond Corp,. which are to be issued to the depositors of Richmond and the other members of the Bank and will be acquired by such recipients without cost, will be nontransferable and of short duration and will afford the recipients the right only to purchase shares of Common Stock at the same price as will be paid by members of the general public in a Direct Community Offering, we are of the opinion that:

    (1) The Subscription Rights will have no ascertainable fair market value, and;

    (2) The price at which the Subscription Rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise.

Further, it is our opinion that the Subscription Rights will have no economic value on the date of distribution or at the time of exercise, whether or not a community offering takes place.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller
Michael R. Keller
President